UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2024

DOUGLAS ELLIMAN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41054			87-2176850
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of Material Definitive Agreement.

Termination of Aircraft Lease Agreements
On October 17, 2024, Douglas Elliman Inc. (the “Company”) delivered notices of termination to terminate, effective as of November 16, 2024, (i) the Company’s Aircraft Lease Agreement, dated as of December 21, 2021, with VT Equipment Leasing LLC, and (ii) the Company’s Aircraft Lease Agreement, dated as of December 21, 2021, with VT Aviation Leasing LLC (collectively, the “Aircraft Lease Agreements”).
Pursuant to the Aircraft Lease Agreements, the Company had the right to lease on a flight-by-flight basis certain aircrafts owned by the lessors, affiliates of Vector Group. Under the Aircraft Lease Agreements, the Company paid Vector Group approximately (i) $1,830,000 during the nine months ended September 30, 2024, (ii) $2,124,000 in 2023 and (iii) $2,418,000 in 2022.
The terms of each of the Aircraft Lease Agreements allowed the Company to terminate the applicable Aircraft Lease Agreement without cause on thirty days’ written notice. The Company does not require the use of the aircraft and identified the terminations as a means of cost reduction for the Company. The Company does not anticipate any material adverse effect on its financial condition or operations as a result of these terminations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Senior Vice President, Treasurer and Chief Financial Officer
Date: October 22, 2024